CERTIFICATE OF SECRETARY




I, Deborah R. Gatzek, certify that I am Secretary of Franklin Tax-Advantaged High Yield Securities Fund (the "Fund").

As Secretary of the Fund, I further certify that the following resolution was adopted by a majority of the Managing General Partners of the Fund present at a meeting held at 777 Mariners Island Boulevard, San Mateo, California, on February 16, 1995.

      RESOLVED, that a Power of Attorney, substantially in the form of the Power of Attorney presented to this Board, appointing Harmon E. Burns, Deborah R. Gatzek, Karen L. Skidmore, Larry L. Greene and Mark H. Plafker as attorneys-in-fact for the purpose of filing documents with the Securities and Exchange Commission, be executed by each Managing General Partner and designated officer.

I declare under penalty of perjury that the matters set forth in this certificate are true and correct of my own knowledge.




                                                /s/ Deborah R. Gatzek
Dated:  February 16, 1995                       Deborah R. Gatzek
                                                Secretary